Shares Pledge Agreement

This Agreement was signed by both parties in Fuzhou, Fujian Province, P.R.C. on July 25, 2008.

Pledger (hereinafter referred to as Party A) :
Zhao Min, A citizen of P.R.C.,
And the Identity Card Number: 350111196808040358
Zheng Minyan, A citizen of P.R.C.,
And the Identity Card Number: 350402801017202
Jiangle Jianlong Mineral Industry Co., Ltd.,
And the Business License Number: Qi He Ming Zong Fu Zi No.000264

Pledgee (hereinafter referred to as Party B) :
Green Planet Bioengineering Co., Ltd.
Registered Address:
#666 of Mingdu Mansion, #126, Gong Ye Nan Road, Sanming City

Whereas:

1. Since the date when this agreement is signed, the members of Party A are the only shareholders of Sanming Huajian Bio-Engineering Co., Ltd. (The “Sanming Huajian”), and hold all of the equity of Sanming Huajian.

2. Party B is a wholly foreign-owned company established under the laws of P.R.C., and registered at Administration of Industry and Commerce Bureau of Sanming, with the legally valid business license number 350400400003046;

3. Sanming Huajian is an enterprise registered in Sanming City, Fujian Province, and legally existing to date. The number of its business license is 350400100007408.

4. Sanming Huajian and Party B have signed the Entrusted Management Agreement dated July 25, 2008 and Exclusive Option Agreement dated July 25, 2008. The management of Sanming Huajian is entrusted to Party B. In order to protect the interests of Party B, Party A agree to pledge 100% of the shares of Sanming Huajian they owned to Party B.

5. Party B accepts the pledge of Sanming Huajian’s 100% shares by Party A.

Therefore, in accordance with applicable laws and regulations of the People’s Republic of China, the Parties hereto reach the Agreement through friendly negotiation in the principle of equality and mutual benefit and abide by.

Article 1 Guaranteed Obligations

The shares are being pledged to guarantee all of the rights and interests Party B is entitled to under all related agreements by and between both parties.

Article 2 Pledged Properties

The pledged properties are 100% of the shares of Sanming Huajian that are currently held by Party A and the proceeds thereof.

Article 3 Scope of Guaranteed Obligations

The scope of the guaranteed obligations is all rights and interests Party B is entitled to in accordance with all the agreements signed by and between both parties.

Article 4 Pledge Procedure and Registration

Party A shall, within 10 days after the date of this Agreement, process the registration procedures with Sanming Administration of Industry and Commerce concerning the pledged shares.

Article 5 Transfer of Pledged Shares

Party A shall not transfer any of the pledged shares without the permission of Party B during the term of this agreement.

Article 6 Effectiveness, Modification and Termination

6.1 This Agreement shall go into effect when it is signed by Party A and the authorized representatives of the Parties with seals affixed;

6.2 Upon the effectiveness of this Agreement and unless otherwise agreed upon by the parties hereto, neither party may modify or terminate this Agreement. Any modification or termination shall be in writing after both parties’ consultations. The provisions of this Agreement remain binding on both parties prior to any written agreement on modification or termination.

Article 7 Governing Law

The execution, validity, interpretation and performance of this Agreement and the disputes resolution under this Agreement shall be governed by the laws of P.R.C.

Article 8 Liability for Breach of Agreement

Upon the effectiveness of this Agreement, the Parties hereto shall perform their respective obligations under the Agreement. Any failure to perform the obligations stipulated in the Agreement, in part or in whole, shall be deemed breach of contract and the breaching party shall compensate the non-breaching party for the loss incurred as a result of the breach.

Article 9 Settlement of Dispute

The parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each party can submit such matter to China International Economic and Trade Arbitration Commission (the “CIETAC”) in accordance with its rules. The arbitration shall take place in Beijing. The arbitration award shall be final, conclusive and binding upon both parties.

Article 10 Severability

10.1 Any provision of this Agreement that is invalid or unenforceable due to the laws and regulations shall be ineffective without affecting in any way the remaining provisions hereof.

10.2 In the event of the foregoing paragraph, the parties hereto shall prepare supplemental agreement as soon as possible to replace the invalid provision through friendly consultation.

Article 11 Miscellaneous

11.1 The headings contained in this Agreement are for the convenience of reference only and shall not in any other way affect the interpretation of the provisions of this Agreement.

11.2 The Agreement shall be executed in six (6) copies, both in Chinese and English. Everyone of Party A holds one Chinese and one English original, Party B holds one Chinese and one English original, and the remaining shall be kept for completing relevant procedures. Each copy shall have equal legal force. In the event of any conflict between the two versions, the Chinese version shall prevail.

11.3 In witness hereof, the Parties hereto have executed this Agreement on the date described in the first page.

[No Text Below, Signature Page Only]

[Signature Page]

Party A: ___________________(Signature) ____________________(Signature)
Zhao Min                                   Zheng Minyan

Jiangle Jianlong Mineral Industry Co., Ltd. (Seal)

Legal Representative (Signature):

Party B: Green Planet Bioengineering Co., Ltd. (Seal)

Authorized representative (signature):